Exhibit 99.1

COPPER MOUNTAIN NETWORKS TO MERGE WITH TUT SYSTEMS

Contacts:

Investor Relations

Copper Mountain Networks, Inc.

858.410.7110

ir@coppermountain.com

COPPER MOUNTAIN NETWORKS TO MERGE WITH TUT SYSTEMS

PALO ALTO, Calif., February 11, 2005 – Copper Mountain Networks, Inc. (Nasdaq: CMTN), a provider of intelligent broadband access solutions, today announced that after an extensive evaluation of strategic alternatives, the Company has signed a definitive merger agreement with Tut Systems, Inc. (Nasdaq: TUTS) of Lake Oswego, OR. Under this agreement, Tut Systems will acquire all of the outstanding shares of common stock of Copper Mountain in a stock-for-stock transaction valued at approximately $10.0 million. Upon closing, Tut Systems will issue approximately 2.5 million shares of its common stock to the shareholders of Copper Mountain Networks, Inc. Approximately 25.2 million shares of Tut Systems common stock are currently outstanding. (Tut Systems has also agreed to acquire CoSine Communications in a stock-for-stock transaction, and if that transaction is consummated, Tut Systems would issue approximately 6.0 million shares of Tut Systems common stock to shareholders of CoSine.) Subject to approval of the transaction by the stockholders of Copper

COPPER MOUNTAIN NETWORKS TO MERGE WITH TUT SYSTEMS

Mountain and to other customary closing conditions, the transaction is expected to close in the second quarter of 2005.

Additional Information about the Proposed Transaction

In connection with the proposed acquisition transaction, Tut Systems and Copper Mountain will be filing a proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”), including a proxy statement that will be distributed to stockholders of Copper Mountain. Investors and security holders of Copper Mountain are urged to read the proxy statement/prospectus carefully when it becomes available and any other relevant documents filed with the SEC, because they will contain important information about the proposed merger. Investors will be able to obtain a copy of the proxy statement/prospectus (when available), as well as other filings of Tut Systems and Copper Mountain, free of charge on the SEC’s Internet site ( http://www.sec.gov ). In addition, documents filed by Tut Systems with the SEC can be obtained, without charge, by directing a request to Tut Systems, Inc., Jeff Schline, 6000 SW Meadows Road, Lake Oswego, Oregon, 97035, 917-217-0364, and documents filed with the SEC by Copper Mountain will be available free of charge by contacting Copper Mountain Networks, Inc., Attn. Greg Peck, Vice President, Finance, 10145 Pacific Heights Blvd., Suite 530, San Diego, California, 92121, 858-410-7303. Investors should

COPPER MOUNTAIN NETWORKS TO MERGE WITH TUT SYSTEMS

read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decision.

About Copper Mountain Networks

Copper Mountain Networks, Inc. (Nasdaq: CMTN) is a provider of intelligent broadband access solutions. The company has developed a broad set of subscriber access and broadband remote access server (BRAS) equipment for ILECs, IXCs, PTTs, CLECs, IOCs, and other facilities-based carrier networks worldwide. These products enable efficient and scalable deployment of advanced voice, video, and data services while leveraging existing network infrastructures and reducing both capital and operational costs. Copper Mountain’s products have been proven in some of the world’s largest broadband network deployments. For more information, please visit the company’s World Wide Web site at http://www.coppermountain.com. For investor relations information, contact us at 858.410.7110 or IR@coppermountain.com.

Copper Mountain Networks Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events based on current expectations and are subject to risks and uncertainties, such as statements regarding the proposed acquisition of Copper Mountain by Tut Systems. Copper Mountain wishes to caution you that there are some factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to the risk that the proposed acquisition may not be consummated on the terms described above or at all. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. Further, Copper Mountain expressly disclaims any obligation to update or revise any forward-looking statements contained herein to reflect future events or developments after the date hereof. We refer you to the documents Copper Mountain files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our Annual Report on Form 10-K for

COPPER MOUNTAIN NETWORKS TO MERGE WITH TUT SYSTEMS

the year ended December 31, 2003 and other reports and filings made and to be made with the Securities and Exchange Commission, including, but not limited to, our Quarterly Reports on Form 10-Q.

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